UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2023

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Address, including zip code, and telephone number, including area code, of principal executive office)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2023, the Board of Directors of Ocugen, Inc. (the “Company”) appointed Quan Anh Vu, the Company’s Chief Business Officer, as Chief Financial Officer/Chief Business Officer and Principal Financial Officer, effective March 6, 2023. Jessica Crespo will continue to serve as the Company’s Chief Accounting Officer and Principal Accounting Officer.

Quan Anh Vu, age 51, has served as the Company’s Chief Business Officer since February 2023 and as the Company’s Chief Financial Officer/Chief Business Officer since March 2023. Mr. Vu has extensive experience in executive management and leadership roles for life sciences companies. Prior to joining the Company, he served as Chief Operating Officer and Chief Business Officer for 180 Life Sciences Corp. (NASDAQ: ATNF) from November 2021 to January 2023. Before joining 180 Life Sciences and since 2019, Mr. Vu has provided services as a consultant/ independent contractor through his own consulting firm, Melius BioPharma Consulting. Under Melius, he has served in various capacities for the following companies: 1) LS Associates, a life science services firm and a member company of LifeSci Partners, as an interim C-suite consultant since July 2020; 2) Baleena Bioscience, Inc., a biomedical company focused on healthspan, as CEO from April 2021 through October 2021; and 3) Solganick & Co., a technology investment banking firm, as Managing Director and Co-Head of Healthcare IT, from September 2019 through October 2021. From September 2016 to August 2019, Mr. Vu served as Vice President and Head of Strategy and Corporate & Business Development at Opiant Pharmaceuticals, Inc., a publicly-traded specialty pharmaceutical company recently acquired by Indivior PLC (LSE: INDV.L). Prior to Opiant, he held leadership roles of increasing responsibility at Impax Laboratories, LLC, Anthem, Inc. and Amgen, Inc. Earlier in his career, he worked in the healthcare corporate finance and M&A departments at bulge-bracket investment banks, including Morgan Stanley and Goldman Sachs. Mr. Vu obtained his BA in Economics from UCLA, graduating summa cum laude with College Honors and Economics Departmental Honors. He is also a Certified Treasury Professional (inactive).

There are no arrangements or understandings between Mr. Vu, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Vu was appointed as the Company’s Chief Financial Officer/Chief Business Officer and Principal Financial Officer. Mr. Vu does not have a family relationship with any director or executive officer of the Company. Furthermore, there are no transactions between Mr. Vu and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 8.01      Other Events.

On March 3, 2023, the U.S. District Court for the Eastern District of Pennsylvania granted the Company’s motion to dismiss, with prejudice, the previously disclosed securities class action lawsuit filed against the Company and certain of its agents (Case No. 2:21-cv-02725). The plaintiffs will have 30 days to appeal the dismissal of the lead plaintiff’s amended complaint. The Company believes that the lawsuit is without merit and will continue to vigorously defend against it if an appeal is filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

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